UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on November 3, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•      liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•      failing to maintain and protect our brand, independence, and reputation;

•      failing to differentiate our products and continuously create innovative, proprietary research tools;

•      failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•      trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•      liability associated with the storage of personal information related to individuals as well as portfolio and account-level information;

•      liability relating to the acquisition or redistribution of data or information we acquire or errors included therein;

•      compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•      the failure of acquisitions and other investments to produce the results we anticipate;

•      downturns in the financial sector, global financial markets, and global economy;

•      the effect of market volatility on revenue from asset-based fees;

•      a prolonged outage of our database, technology-based products and services, or network facilities; and

•      challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India.

Investor Questions and Answers: October 6, 2017

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through October 3, 2017.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Acquisitions

1.           In last month’s investor communication you discussed past acquisitions, including HelloWallet which one could probably deem unsuccessful. Can you comment in more detail on the success or otherwise of Logical Information Machines (2011, $50m), ByAllAccounts (2014, $28m), Total Rebalance Expert (2015, undisclosed) and RequiSight (2016, undisclosed)? One former employee I spoke to said that, in his opinion, most if not all of these purchases have fallen well short of expectations. While it is far too early to think about PitchBook as a success/failure, my principle concern is that a meaningful proportion of Morningstar’s future free cash flow will be spent on acquisitions that in aggregate will detract from shareholder value. With that in mind I think it is only fair to ask that management be candid with shareholders in highlighting mistakes, as well as successes.

We prefer organic growth to acquisitions, but we do pursue acquisitions where we see areas of opportunity. Our acquisition strategy is focused on the fit of the products or services, technologies, intellectual property and people with our existing businesses and strategy. We are return-driven and look for synergies that can be realized upon integration of the acquired business with our key investment areas. While there are exceptions such as PitchBook, where we committed to maintain the separate PitchBook brand and identity after acquisition, we generally fully integrate the acquired business into our company.

While we have not historically disclosed our financial expectations for acquisitions, we view acquisitions as additions to our capability set that will increase the revenue from a broad range of offerings. Our revenue expectations include not only increases in sales of the acquisition’s core business offerings from its integration into our business platform but also added growth from the value-add of new capabilities to our existing products. Since those new capabilities may not be separately priced into the products, the revenue effect and financial impact can be difficult to measure over time as we fully integrate the acquired business.

With respect to the acquisitions you mention, our purchase of Logical Information Machines at the end of 2009 complemented our core data and software businesses and provided us a new distribution channel. The majority of LIM’s clients were and continue to be in the energy and commodities industries, which were new segments for us at the time of acquisition. The LIM business provides an analytical software service that aggregates financial and energy data from numerous sources. Its software lets clients query these multiple data sets simultaneously to support their research, analysis, and trading operations. While LIM was profitable when we acquired it and remains profitable today, its business has not experienced the level of growth we had anticipated as new competitors have entered the market and the protracted weakness and lack of volatility in energy and other commodity prices have negatively affected the budgets of customers.

ByAllAccounts and Total Rebalance Expert (tRx) are part of our ongoing effort to help support the daily workflow needs of our financial advisor clients. ByAllAccounts helped us build aggregation capabilities into certain of our existing advisor software. We’ve also sold the product to several redistributor clients that serve broker/dealers, where it can help registered reps access aggregated client data. tRx added automated, tax-efficient portfolio capabilities to our offerings for financial advisors. With tRx, we have been able to integrate an increasingly important part of the advisor workflow: seamless and automated portfolio rebalancing.

RequiSight, LLC (RightPond) was a provider of business intelligence data and analytics on defined contribution and defined benefit plans for financial services firms. Those capabilities have been a significant contributor to our ability to build tools that will help advisors better navigate the new fiduciary landscape, such as our Best Interest Scorecard.

As we have previously discussed, our management team tracks the performance of our acquisitions, including post mortem analyses that we discuss with our board of directors. While the acquisitions you mention have been relatively immaterial in their effect on our balance sheet, revenue or earnings, we are cognizant that an effective acquisition program should aim to grow long term shareholder value, which we also seek to enhance through our dividend and share buyback programs.

2.       HelloWallet was sold for $23.7m in June 2017 and generated a gain on sale of $17.5m. The business was valued at $54m in June 2014, of which goodwill was $39m. I cannot understand how a gain could occur given there were no goodwill impairments in 2014, 2015 or 2016. Can you explain?

We consulted with our auditors and relied on their guidance in arriving at the accounting treatment for the divestiture. Due to the integration of certain aspects of HelloWallet into Morningstar, a single reporting unit, the accounting standards look to the fair value allocation method in attributing goodwill to the divestiture. We attributed $2.4 million of goodwill based on the sale proceeds of HelloWallet relative to the total fair value of Morningstar.

The gain we recorded in June 2017 mainly represents the sale proceeds of $23.7 million less $2.4 million of goodwill and the write-off of the remaining net book value of the acquired intangible assets.

Capitalized Software

3.       Capitalized software development costs have become a feature of the accounts in the last few years ($28m in 2016) — a change from prior years. I imagine the company has always developed new software for future roll out, so why the change in accounting treatment?

We have maintained a consistent accounting treatment for our capitalized software development costs. The full year amounts for 2016, 2015, and 2014 were $28.2 million, $21.8 million and $18.8 million, respectively. The increases are attributable to higher development activities related to new products and enhanced features in our existing products. The development activities align with our strategy and stated investment areas.

Capitalized costs for the six months ended June 2017 were approximately $23.6 million versus $12.4 million for the same period in 2016 as development trends continue. In 2017, the balance also includes capitalized software development activities related to PitchBook and its new platform.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: October 6, 2017	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer